Exhibit 99.2

Momentus Announces Closing of $5 Million Private Placement of Common Stock Priced At‑The‑Market Under Nasdaq Rules with a New Fundamental Institutional Investor

SAN JOSE, Calif. (BUSINESS WIRE) — April 16, 2026 — Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a leading U.S. commercial space firm specializing in satellite solutions, in-space transportation, and orbital infrastructure, today announced the closing of its previously announced private placement priced at-the-market with a single institutional investor for the purchase and sale of 1,333,333 shares of its common stock (or common stock equivalents in lieu thereof) at a purchase price of $3.75 per share (the “Offering”). The Company received aggregate gross proceeds of approximately $5 million, before deducting placement agent fees and other Offering expenses.

The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners acted as the sole placement agent for the Offering.

The offer and sale of the foregoing securities is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and applicable state securities laws, and the securities have not been and will not initially be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of the securities purchase agreement entered into with the investor, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock and shares of common stock underlying pre-funded warrants sold in the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction

About Momentus

Momentus is a U.S. commercial space company offering satellites, satellite components, and in-space transportation and infrastructure services. The Company offers satellites to support government and commercial customers for missions like communications, missile tracking, and cutting-edge science missions. Momentus offers services such as hosted payloads, support for in-space assembly, on-orbit servicing and refueling, and transportation of satellites to specific orbits.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, the intended use of proceeds. These statements reflect Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward‑looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 31, 2026, as such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors: investors@momentus.space

Media: press@momentus.space